UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2016

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 25, 2016, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter ended January 3, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated February 25, 2016

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: February 26, 2016	By:	/s/ Dale R. Black
Dale R. Black
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated February 25, 2016

4

Exhibit 99.1
News Release

CEC Entertainment, Inc. Reports
Financial Results for the 2015 Fourth Quarter

IRVING, Texas - February 25, 2016 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its fourth quarter ended January 3, 2016.

•	Total revenues increased 17.0% over the prior year to $223.1 million;

•	Adjusted EBITDA, a non-GAAP measure, up 43.7% over the prior year quarter to $45.7 million;

•	Fourth quarter same store sales for Chuck E. Cheese’s stores, excluding an extra week of operations in 2015, increased 1.3% compared to the prior year;

•	Fourth quarter same store sales for Peter Piper Pizza stores, excluding an extra week of operations in 2015, increased 3.6% compared to the prior year;

•	Additional week of operations in 2015 contributed approximately $24.7 million to total revenues, $3.5 million in net income and $11.5 million in Adjusted EBITDA;

•	Total revenues and Adjusted EBITDA, before the benefit of the extra week of operations, increased $7.7 million and $2.4 million, respectively, to $198.4 million and $34.2 million, respectively.
“We are pleased to report our third consecutive quarter of positive same store sales growth at our Chuck E. Cheese’s stores” said Tom Leverton, Chief Executive Officer. “We believe the investments we are making to improve the in-store experience and communicating to our guests are generating positive momentum and driving traffic and sales at a reinvigorated Chuck E. Cheese’s. In addition, we are also pleased to report that Peter Piper Pizza continues its positive momentum, recording its 22nd consecutive quarter of same store sales growth.”
Fourth Quarter Results
Total revenues for the fourth quarter of 2015 increased 17.0%, or $32.4 million, over the prior year to $223.1 million. The increase is primarily attributable to the $24.7 million favorable impact of the additional week in 2015, an increase in same store sales at our Chuck E. Cheese’s stores, and additional revenues at Peter Piper Pizza, which we owned for the entire quarter in 2015 as compared to 73 days in the 2014 quarter. Excluding the impact of an additional week of operations in 2015, same store sales for the fourth quarter of 2015 for Chuck E. Cheese’s stores increased 1.3% from the prior year and same store sales for the fourth quarter of 2015 for Peter Piper Pizza increased 3.6% over the prior year, when we did not own Peter Piper Pizza for the entire period.
Adjusted EBITDA for the fourth quarter of 2015 increased 43.7% or $13.9 million, over the prior year to $45.7 million. The increase is primarily related to the estimated $11.5 million impact of the additional week of operations in the fourth quarter of 2015, incremental Adjusted EBITDA from Peter Piper Pizza as we owned them for the entire quarter in 2015, and improved Adjusted EBITDA from increased store revenues and improved cost margins. Adjusted EBITDA represents net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization, asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs and certain other items.
The Company reported a net loss of $14.2 million for the fourth quarter of 2015, compared to a net loss of $22.2 million for the fourth quarter of 2014. The decrease in the net loss is primarily due to the favorable impact of the extra week of operations in 2015 and the improvement in our revenues and operating margins as discussed in the previous paragraph, partially offset by an increase in Merger related litigation costs.
Balance Sheet and Liquidity
As of January 3, 2016, cash and cash equivalents were $50.7 million, and total debt was $1.0 billion, with net availability of $139.1 million on our undrawn revolving credit facility. During the fourth quarter of 2015, we had capital expenditures of $18.1 million, of which $9.3 million were related to growth initiatives. In addition, we had $4.9 million in capital expenditures related to IT initiatives. Capital expenditures were $77.8 million for the fiscal year 2015.

As of January 3, 2016, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	524	32	556
Domestic franchised	29	62	91
International franchised	39	46	85
Total	592	140	732
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Friday, February 26, 2016. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 36546371.
A replay of the call will be available from 12:00 p.m. Central Time on February 26, 2016 through midnight Central Time on March 4, 2016. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 36546371.
About CEC Entertainment, Inc.
For nearly 40 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where A Kid Can Be A Kid®. Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical entertainment, games, rides, and play areas for kids of all ages, as well as a variety of freshly prepared dining options. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities and childhood education, Chuck E. Cheese’s has donated more than $12 million to schools through its fundraising programs. As of January 3, 2016, the Company and its franchisees operated a system of 592 Chuck E. Cheese’s stores and 140 Peter Piper Pizza stores, with locations in 47 states and 12 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Dale R. Black                                Alexis Linn
EVP & CFO                                PR Manager
CEC Entertainment, Inc.                            CEC Entertainment, Inc.
(972) 258-4525                             (972) 258-4223
dblack@cecentertainment.com                        alinn@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, filed with the Securities and Exchange Commission on March 5, 2015. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	The success of our capital initiatives, including new store development and existing store evolution;

•	Our ability to successfully implement our marketing strategy;

•	Competition in both the restaurant and entertainment industries;

•	Economic uncertainty and changes in consumer discretionary spending in the United States and Canada;

•	Negative publicity concerning food quality, health, general safety and other issues, and changes in consumer preferences;

•	Expansion in international markets;

•	Our ability to generate sufficient cash flow to meet our debt service payments;

•	Increases in food, labor and other operating costs;

•	Disruptions of our information technology systems and technologies, including, but not limited to, data security breaches;

•	Any disruption of our commodity distribution system;

•	Our dependence on a limited number of suppliers for our games, rides, entertainment-related equipment, redemption prizes and merchandise;

•	Product liability claims and product recalls;

•	Government regulations;

•	Litigation risks;

•	Adverse effects of local conditions, natural disasters and other events;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Inadequate insurance coverage;

•	Loss of certain key personnel;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate;

•	Our ability to successfully integrate the operations of companies we acquire; and

•	Litigation risks associated with our merger.
The forward-looking statements made in this report relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.
Merger
On February 14, 2014, the Company announced the completion of the acquisition of CEC Entertainment, Inc. by an affiliate of Apollo Global Management, LLC (“Apollo”). The acquisition is referred to as the “Merger.” The accompanying consolidated statements of earnings and related information present the Company’s results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results for the Predecessor and Successor periods have been demarcated by a solid black line.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands)

	Fourth Quarter Ended
	January 3, 2016 (1)		December 28, 2014
	(Successor)		(Successor)
REVENUES:
Food and beverage sales	$99,170	44.5%	$83,499	43.8%
Entertainment and merchandise sales	119,657	53.6%	104,253	54.7%
Total Company store sales	218,827	98.1%	187,752	98.4%
Franchise fees and royalties	4,238	1.9%	2,990	1.6%
Total revenues	223,065	100.0%	190,742	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (2)	26,225	26.4%	22,746	27.2%
Cost of entertainment and merchandise (exclusive of items shown separately below) (3)	8,120	6.8%	7,182	6.9%
Total cost of food, beverage, entertainment and merchandise (4)	34,345	15.7%	29,928	15.9%
Labor expenses (4)	64,179	29.3%	57,074	30.4%
Depreciation and amortization (4)	28,630	13.1%	31,810	16.9%
Rent expense (4)	23,971	11.0%	23,686	12.6%
Other store operating expenses (4)	37,643	17.2%	35,795	19.1%
Total Company store operating costs (4)	188,768	86.3%	178,293	95.0%
Other costs and expenses:
Advertising expense	10,807	4.8%	8,900	4.7%
General and administrative expenses	17,381	7.8%	16,011	8.4%
Transaction, severance and related litigation costs	7,976	3.6%	6,877	3.6%
Asset impairments	—	—%	407	0.2%
Total operating costs and expenses	224,932	100.8%	210,488	110.4%
Operating income (loss)	(1,867)	(0.8)%	(19,746)	(10.4)%
Interest expense	18,550	8.3%	17,696	9.3%
Income (loss) before income taxes	(20,417)	(9.2)%	(37,442)	(19.6)%
Income tax expense (benefit)	(6,259)	(2.8)%	(15,289)	(8.0)%
Net income (loss)	$(14,158)	(6.3)%	$(22,153)	(11.6)%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    The quarterly period ended January 3, 2016 consisted of 14 weeks compared to the quarterly period ended December 28, 2014 which consisted of 13 weeks.
(2)    Percentage amount expressed as a percentage of food and beverage sales.
(3)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(4)    Percentage amount expressed as a percentage of total Company store sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands)

	Fiscal Year Ended		For the 317 Day Period Ended		For the 47 Day Period Ended
	January 3, 2016 (1)		December 28, 2014		February 14, 2014
	(Successor)				(Predecessor)
REVENUES:
Food and beverage sales	$408,095	44.2%	$307,696	42.8%	$50,897	44.6%
Entertainment and merchandise sales	497,015	53.9%	404,402	56.3%	62,659	54.8%
Total Company store sales	905,110	98.1%	712,098	99.1%	113,556	99.4%
Franchise fees and royalties	17,479	1.9%	6,483	0.9%	687	0.6%
Total revenues	922,589	100.0%	718,581	100.0%	114,243	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (2)	104,434	25.6%	79,996	26.0%	12,285	24.1%
Cost of entertainment and merchandise (exclusive of items shown separately below) (3)	31,519	6.3%	24,608	6.1%	3,729	6.0%
Total cost of food, beverage, entertainment and merchandise (4)	135,953	15.0%	104,604	14.7%	16,014	14.1%
Labor expenses (4)	250,584	27.7%	200,855	28.2%	31,998	28.2%
Depreciation and amortization (4)	115,236	12.7%	115,951	16.3%	9,733	8.6%
Rent expense (4)	96,669	10.7%	76,698	10.8%	12,365	10.9%
Other store operating expenses (4)	143,078	15.8%	119,896	16.8%	15,760	13.9%
Total Company store operating costs (4)	741,520	81.9%	618,004	86.8%	85,870	75.6%
Other costs and expenses:
Advertising expense	47,146	5.1%	33,702	4.7%	5,903	5.2%
General and administrative expenses	66,003	7.2%	48,182	6.7%	7,963	7.0%
Transaction, severance and related litigation costs	11,914	1.3%	50,545	7.0%	11,634	10.2%
Asset impairments	875	0.1%	407	0.1%	—	—%
Total operating costs and expenses	867,458	94.0%	750,840	104.5%	111,370	97.5%
Operating income (loss)	55,131	6.0%	(32,259)	(4.5)%	2,873	2.5%
Interest expense	70,582	7.7%	60,952	8.5%	1,151	1.0%
Income (loss) before income taxes	(15,451)	(1.7)%	(93,211)	(13.0)%	1,722	1.5%
Income tax expense (benefit)	(2,941)	(0.3)%	(31,123)	(4.3)%	1,018	0.9%
Net income (loss)	$(12,510)	(1.4)%	$(62,088)	(8.6)%	$704	0.6%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Fiscal year 2015 consisted of 53 weeks compared to 52 weeks in the combined Successor 2014 and Predecessor 2014 periods.
(2)    Percentage amount expressed as a percentage of food and beverage sales.
(3)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(4)    Percentage amount expressed as a percentage of total Company store sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	January 3, 2016	December 28, 2014
	(Successor)	(Successor)
ASSETS
Current assets:
Cash and cash equivalents	$50,654	$110,994
Other current assets	67,434	58,708
Total current assets	118,088	169,702
Property and equipment, net	629,047	681,972
Goodwill	483,876	483,444
Intangible assets, net	488,095	491,400
Other noncurrent assets	13,929	9,595
Total assets	$1,733,035	$1,836,113
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,650	$9,545
Other current liabilities	106,463	107,650
Total current liabilities	114,113	117,195
Capital lease obligations, less current portion	15,044	15,476
Bank indebtedness and other long-term debt, less current portion	971,333	974,354
Deferred tax liability	201,734	218,972
Other noncurrent liabilities	222,265	217,530
Total liabilities	1,524,489	1,543,527
Stockholders’ equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of January 3, 2016 and December 28, 2014	—	—
Capital in excess of par value	356,460	355,587
Retained earnings (deficit)	(144,598)	(62,088)
Accumulated other comprehensive income (loss)	(3,316)	(913)
Total stockholders’ equity	208,546	292,586
Total liabilities and stockholders’ equity	$1,733,035	$1,836,113

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Fiscal Year Ended	For the 317 Day Period Ended	For the 47 Day Period Ended
	January 3, 2016	December 28, 2014	February 14, 2014
	(Successor)		(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(12,510)	$(62,088)	$704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	119,294	118,556	9,883
Deferred income taxes	(16,748)	(62,554)	(1,785)
Stock-based compensation expense	838	703	12,225
Amortization of lease related intangibles and liabilities, net	87	428	(356)
Amortization of deferred debt financing costs	4,634	3,962	58
Loss on asset disposals, net	7,729	7,649	294
Asset Impairments	875	407	—
Non-cash rent expenses	8,218	7,037	(916)
Other adjustments	(951)	1,195	144
Changes in operating assets and liabilities:
Operating assets	(1,871)	(1,415)	1,687
Operating liabilities	(8,982)	34,211	376
Net cash provided by operating activities	100,613	48,091	22,314
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Predecessor	—	(946,898)	—
Acquisition of Peter Piper Pizza	(663)	(113,142)	—
Acquisition of franchisee	—	(1,529)	—
Purchases of property and equipment	(73,034)	(61,028)	(9,710)
Development of internal use software	(4,802)	(2,130)	—
Other investing activities	308	442	51
Net cash used in investing activities	(78,191)	(1,124,285)	(9,659)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured credit facilities, net of original issue discount	—	756,200	—
Proceeds from senior notes	—	255,000	—
Repayment of Predecessor Facility	—	(348,000)	—
Repayments on senior term loan	(9,500)	(3,807)	—
Net repayments on revolving credit facility	—	—	(13,500)
Proceeds from sale leaseback transaction	—	183,685	—
Payment of debt financing costs	—	(27,575)	—
Equity contribution	—	350,000	—
Dividends paid	(70,000)	(890)	(38)
Other financing activities	(2,099)	3,835	(306)
Net cash provided by (used in) financing activities	(81,599)	1,168,448	(13,844)
Effect of foreign exchange rate changes on cash	(1,163)	(444)	(313)
Change in cash and cash equivalents	(60,340)	91,810	(1,502)
Cash and cash equivalents at beginning of period	110,994	19,184	20,686
Cash and cash equivalents at end of period	$50,654	$110,994	$19,184

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). The Company believes Adjusted EBITDA is a measure that provides investors with additional information to measure our performance. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future, as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA expressed as a percentage of total revenues for the periods shown:

	Fourth Quarter Ended		Fiscal Year Ended	For the 317 Day Period Ended	For the 47 Day Period Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014	February 14, 2014
	(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)

Total revenues	$223,065	$190,742	$922,589	$718,581	$114,243
Net income (loss) as reported	$(14,158)	$(22,153)	$(12,510)	$(62,088)	$704
Interest expense	18,550	17,696	70,582	60,952	1,151
Income tax expense (benefit)	(6,259)	(15,289)	(2,941)	(31,123)	1,018
Depreciation and amortization	29,697	33,173	119,294	118,556	9,883
Non-cash impairments, gain or loss on disposal	3,191	4,618	8,934	9,841	294
Non-cash stock-based compensation	106	512	838	703	12,639
Rent expense book to cash	1,815	2,147	8,463	10,616	(1,190)
Franchise revenue, net cash received	895	381	1,217	2,585	—
Impact of purchase accounting	398	473	995	1,496	—
Store pre-opening costs	253	681	792	1,166	131
One-time items	10,539	8,577	23,085	55,109	(165)
Cost savings initiatives	682	947	2,187	2,643	502
Adjusted EBITDA	$45,709	$31,763	$220,936	$170,456	$24,967
Adjusted EBITDA as a percent of total revenues	20.5%	16.7%	23.9%	23.7%	21.9%
Adjusted EBITDA, a measure used by management to assess operating performance, is defined as Net income (loss) plus interest expense, income taxes and depreciation and amortization, adjusted to exclude asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs, and certain other items.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION
(Unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Number of Company-owned stores:
Beginning of period	556	522	559	522
New (1)	2	5	5	11
Acquired by the Company (2)	—	32	—	32
Acquired from franchisee	—	—	—	1
Closed (1)	(2)	—	(8)	(7)
End of period	556	559	556	559
Number of franchised stores:
Beginning of period	173	57	172	55
New (3)	4	6	12	10
Acquired by the Company (2)	—	110	—	110
Acquired from franchisee	—	—	—	(1)
Closed (3)	(1)	(1)	(8)	(2)
End of period	176	172	176	172
Total number of stores:
Beginning of period	729	579	731	577
New (4)	6	11	17	21
Acquired by the Company (2)	—	142	—	142
Acquired from franchisee	—	—	—	—
Closed (4)	(3)	(1)	(16)	(9)
End of period	732	731	732	731
_____________________

(1)
The number of new and closed Company-owned stores during the fourth quarter of 2015, the 2015 fiscal year and the 2014 fiscal year included one, two and two stores, respectively, that were relocated. There were no Company-owned stores that were relocated during the fourth quarter of 2014.

(2)	In October 2014, the Company acquired Peter Piper Pizza, including 32 company-owned stores and 110 franchised stores.

(3)
The number of new and closed franchise stores during the fourth quarter of 2014, the 2015 fiscal year and the 2014 fiscal year included one, two and one stores, respectively, that were relocated. There were no franchise stores that were relocated during the fourth quarter of 2015.

(4)
The number of new and closed stores during the fourth quarter of 2015, the fourth quarter of 2014, the 2015 fiscal year and the 2014 fiscal year included one, one, four and three, respectively, that were relocated.